Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
MIA ACQUISITION CORP.

I, the undersigned natural person acting as incorporator of a corporation (hereinafter called the “Corporation”) under the General Corporation Law of the State of Delaware, as amended from time to time, (the “DGCL”), do hereby adopt the following Certificate of Incorporation for the Corporation:

FIRST: The name of this corporation is MIA Acquisition Corp.

SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

FOURTH: The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock”. The total number of shares, which the Corporation is authorized to issue, is 50,000,000 shares of which 40,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price, or prices, voting rights and liquidation preferences of any wholly un-issued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provisions of DGCL. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Shares of Common Stock may be issued for such consideration, having a value of not less than the stated par value thereof, as determined from time to time by the Board of Directors.

As a successor to a Michigan corporation reorganized pursuant to its Amendment Joint Plan of Reorganization dated November 15, 1999, as confirmed by order of the United States Bankruptcy Court, Central District of California Los Angeles Division on July 31, 2000, the Corporation is prohibited from issuing non-equity voting securities under Section 1123(a)(6) of the United States Bankruptcy Code. If there are to be several classes of securities issued in the future, all shall possess voting power, an appropriate distribution of such power among such classes, including, in a case of any class of equity securities having a preference over another class of equity securities with respect to dividends, an adequate provision for the election of directors representing such preferred class in the event of default in the payment of such dividend. The provisions of this paragraph shall apply unless and until the Corporation amends, alters, changes or repeals such provisions in the manner now or hereafter set forth by the DGCL or this Certificate of Incorporation.

FIFTH: The name of the incorporator is George L. Diamond, and the mailing address of such incorporator is 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75063.

SIXTH: The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of stockholders or until his successors are elected and qualified is as follows:

NAME	ADDRESS	CITY, STATE
Timothy P. Halter	7701 Las Colinas Ridge, Suite 250	Irving, Texas 75063

SEVENTH: Directors of the Corporation need not to be elected by written ballot unless repeal the bylaws of the Corporation otherwise provide.

EIGHT: The directors of the Corporation shall have the power to adopt, amend and repeal the bylaws of the Corporation.

NINTH: No contract or transaction between the Corporation and one or more of its directors, officers or stockholders, or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participants in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract and transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract and transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determined the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

TENTH: The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid be the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not exclusive of any other right which any person may have hereafter acquire under any statue, bylaw, resolution of stockholders or directors, agreement, or otherwise.

Without limiting the generality of the foregoing, to the extent by then applicable law, the grant of mandatory indemnification pursuant to this Article Tenth shall extend to proceedings involving the negligence of such person.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Section 145 of the DGCL.

ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter including, without limitation, any subsequent amendment to the DGCL.

TWELFTH: Cumulative voting with respect to the election of directors is expressly prohibited.

THIRTEENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 12th day of October, 2000.

/s/ George L. Diamond
George L. Diamond

CERTIFICATE OF MERGER
Merging
SUPER SHOPS, INC.
(a Michigan corporation)
with and into
MIA ACQUISITION CORP.
(a Delaware corporation)

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Super Shops, Inc.	Michigan
MIA Acquisition Corp.	Delaware

SECOND: That an Agreement and Plan of Merger (the “Plan of Merger”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is MIA Acquisition Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation and Bylaws of MIA Acquisition Corp., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the surviving corporation.

FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 7701 Las Colinas Ridge, Suite 250, Irving Texas 75063.

SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholders of any constituent corporation.

Date: Oct. 13, 2000

MIA ACQUISITION CORP.
A Delaware Corporation

By:	/s/ Timothy P. Halter
Timothy P. Halter, President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

FIRST: That pursuant to the provision of Section 141(f) of the Delaware General Corporation Law (the “Act”) the Board of Directors of MIA Acquisition Corp. duly adopted resolutions setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing the Article FIRST thereof so that, as amended, said Article shall be and read as follows:

FIRST: The name of this corporation is Strategika, Inc.

SECOND: That thereafter, pursuant to resolution of the Board of Directors, a consent of stockholders in lieu of meeting was duly executed by stockholders holding the necessary number of shares as required by statute to ratify such amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Act.

FOURTH: That the capital of said corporation, shall not be reduced under or by reason of said amendment.

By:	/s/ Rene Larrave
Rene Larrave, President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

FIRST: That pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law (the “Act”) the Board of Directors of Strategika, Inc. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the certificate of Incorporation of this corporation be amended by changing the Article FOURTH thereof so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation shall have authority to issue two classes of shares to be designated respectively, “common stock” and “Preferred stock”. The total number of shares, which the Corporation is authorized to issue, is 260,000,000 shares of which 250,000,000 shall be Common stock and 10,000,000 shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rate, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price, or prices, voting rights and liquidation preferences of any wholly un issued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences limitations and restrictions, if any, Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provisions of the DGCL. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Shares of Common Stock may be issued for such consideration, having a value of not less than the stated par value thereof, as determined from time tome by the Board of Directors.

SECOND: That thereafter, pursuant to resolution of the Board of Directors, a consent of stockholders in lieu of meeting was duly executed by stockholders holding the necessary number of shares as required by statute to ratify such amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Act.

FOURTH: That the capital of said corporation, shall not be reduced under or by reason of said amendment.

By:	/s/ Rene Larrave
Rene Larrave, President

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
STRATEGIKA, INC.
A DELAWARE CORPORATION

Strategika, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

1. That the Board of Directors of said corporation by unanimous written consent dated as of November 21, 2003 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED: that the Certificate of Incorporation of the Corporation be amended by striking out and deleting all of the First article of the Certificate of Incorporation and by inserting in such Certificate if Incorporation a new FIRST article which shall read as follows:

RESOLVED: that the Certificate of Incorporation of the Corporation be amended by striking out and deleting all of the First article of the Certificate of Incorporation and by inserting in such Certificate if Incorporation a new FIRST article which shall read as follows:

FIRST: The name of the corporation is Tiens Biotech Group (USA), Inc. (hereinafter called the “Corporation”).

2.  That the amendment has been consented to and approved by the required vote of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jinyuan Li, its President as of this 21st day of November 2003.

/s/ Jinyuan Li
Jinyuan Li, President